Exhibit 10.3

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This First Amendment to Convertible Promissory Note (the “First Amendment”) is entered into as October 30, 2009 by and between DIONICS, INC., a Delaware corporation (hereinafter called the “Company”), and BERNARD L. KRAVITZ (the “Holder”).

A.

On May 1, 2009, the Company issued to the Holder a Convertible Promissory Note in the aggregate principal amount of Two Hundred Twenty-Five Thousand Dollars and No Cents ($225,000.00) (the “Note”; all capitalized terms used in this First Amendment which are not defined herein, but which are defined in the Note, shall have the respective meanings ascribed thereto in the Note).

B.

Contemporaneously herewith, Central Mega Limited, a British Virgin Islands corporation, has made an investment in the Company pursuant to the terms of a certain stock purchase agreement dated as of October 8, 2009 (the “Stock Purchase Agreement”).

C.

As contemplated by the Stock Purchase Agreement, the Company and Holder have agreed to amend certain terms and conditions of the Note as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

The Note is hereby amended to provide that the unpaid principal balance shall bear no interest between October 30, 2009 and the Maturity Date.

2.

The first sentence of Section 1.1 of the Note is hereby deleted and the following is inserted in lieu thereof:

“The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, or other securities of the Company, at the conversion price (the “Conversion Price”) of (i) $0.09 per share of Common Stock in the event a Notice of Conversion (as hereinafter defined) is submitted prior to the first anniversary of the closing under the Stock Purchase Agreement, (ii) $0.14 per share of Common Stock in the event a Notice of Conversion is submitted between the first anniversary of the closing under the Stock Purchase Agreement and April 30, 2011, and (iii) $0.19 per share of Common Stock in the event a Notice of Conversion is submitted between May 1, 2011 and April 30, 2012.”

3.

Except as otherwise provided in this First Amendment, all of the terms, covenants and conditions of the Note shall remain in full force and effect.

4.

All references to the term “Note” in the Note and the Agreement shall be deemed to refer to the Note, as modified by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

COMPANY:

DIONICS, INC.

By:

/s/ Bernard L. Kravitz

Name:

Bernard L. Kravitz

Title:

President

HOLDER:

/s/ Bernard L. Kravitz

BERNARD L. KRAVITZ

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